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                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET                 WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018               NEW YORK
                                  410-539-2530                      PHILADELPHIA
                               FAX: 410-539-0489                       EASTON
                                                                       RESTON




                               September 27, 1999




Prudential Small Company Value Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

    Re: Registration Statement on Form N-1A
        -----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Prudential Small Company Value Fund, Inc. (the "Fund") in connection with the registration by the Fund of up to 1,000,000,000 shares of its Common Stock divided into four classes, designated Class A, Class B, Class C and Class Z shares, par value $.01 per share (the "Shares"), pursuant to a registration statement on Form N-1A, as amended (the "Registration Statement") under the Securities Act of 1933, as amended.

     In this capacity, we have examined the Fund's charter and by-laws, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares in accordance with the Registration Statement, and such other statutes, certificates, instruments and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to factual matters, we have relied on an officer's certificate and have not independently verified the matters stated therein.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:


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                                                                 Piper & Marbury
                                                                       L.L.P.

Prudential Small Company Value Fund, Inc.
September 27, 1999
Page 2

     1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

     2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the charter but unissued, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,


                                     /s/ Piper & Marbury L.L.P.